Exhibit 10.8



                                 DONNA R. GREENE

                              EMPLOYMENT AGREEMENT



THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the _22_ day of ___June______, 2004 (the "Effective Date"), by and between Main Street Trust, Inc., a Delaware Corporation ("MSTI") and DONNA R. GREENE ("Donna").

                                    RECITALS

A. MSTI desires to employ Donna as the President-Wealth Management Group of MSTI.

B. Donna desires to be employed as the President-Wealth Management Group of MSTI.

C. MSTI and Donna have made commitments to each other on a variety of important issues concerning her employment, including the performance that will be expected of her, the compensation that she will be paid, how long and under what circumstances she will remain employed, and the financial details relating to any decision that either Donna or MSTI might ever make to terminate her employment.

D. MSTI and Donna believe that the commitments they have made to each other should be memorialized in writing, and that is the purpose of this Agreement.

THEREFORE, the MSTI and Donna agree as follows:

                                   AGREEMENTS

Section 1. Term with Automatic Renewal Provision. The term of this Agreement and Donna's employment hereunder will be one (1) year commencing as of the Effective Date. This Agreement and the term of Donna's employment hereunder will automatically renew for one (1) additional year on each anniversary of the Effective Date unless this Agreement and Donna's employment hereunder are terminated in accordance with the provisions of Section 4.

Section 2. Employment.

(a) Positions. Subject to the terms of this Agreement, MSTI hereby employs Donna, and Donna agrees to serve, as the President-Wealth Management Group of MSTI or in such other capacities with MSTI or its subsidiaries as the Board of Directors deems appropriate in its sole discretion, under the terms and conditions set forth herein as of the Effective Date.

(b) Duties. Donna's duties, authority and responsibilities as the President-Wealth Management Group of MSTI include all duties, authority and responsibilities customarily held by such officer of comparable companies, subject always to the charter and bylaw provisions and the policies of MSTI and the directions of the President and Chief Executive Officer of MSTI.

(c) Care and Loyalty. Donna will devote her best efforts and full business time, energy, skills and attention to the business and affairs of MSTI and its subsidiaries, and will faithfully and loyally discharge her duties to MSTI and its subsidiaries.

(d) Transfers. The Board may, in its sole discretion, cause Donna's employment to be transferred from MSTI to any wholly owned subsidiary, in which case all references in this Agreement to "MSTI" will be deemed to refer to such subsidiary.

Section 3. Compensation. MSTI will compensate Donna for her services as follows during the term of this Agreement and her employment hereunder:

(a) Base Compensation. Donna's annual base salary will be $140,000 ("Base Salary"). The Board will review Donna's Base Salary annually during the term of this Agreement to determine whether it should be maintained at its existing level or increased. Donna's annual Base Salary for any year after 2004 will not be lower than her Base Salary for the immediately preceding year.

(b) Discretionary Performance Bonus. MSTI will consider Donna for a bonus each year based on performance criteria established by the Board and/or Donna's senior officers and any other factors deemed by the Board to be appropriate. Bonuses will be awarded, if at all, in the sole discretion of the Board, and nothing in this Agreement will require the payment of a bonus in any given year; provided, however, that in February, 2005 Donna shall be paid a bonus of not less than $20,000.

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

(c) Profit Sharing Benefit. Donna will receive an annual profit sharing benefit of up to 10% of the combined amount of her annual Base Salary and, if applicable, her performance bonus after she meets the eligibility requirements of the applicable profit sharing plan. The Board will decide the exact amount of this benefit annually within that range. MSTI will contribute this benefit for the account of Donna to MSTI's tax-qualified retirement plans and/or any nontax-qualified deferred compensation programs that MSTI may elect to establish. All such benefit payments will be determined and governed by the terms of the particular plan or program.

(d) Car Allowance. MSTI will pay Donna a car allowance of $600 per month. The car allowance will be subject to annual review by the Board starting in 2005 and may be terminated, decreased, maintained or increased as the Board deems appropriate.

(e) Club Membership. MSTI expects Donna to entertain clients and prospective clients of MSTI at the country club to which she belongs, and thus will reimburse Donna's dues for her country club membership in an amount not to exceed $4,800 per year. This allowance will be subject to annual review by the Board starting in 2005, and may be terminated, decreased, maintained or increased as the Board deems appropriate.

(f) Reimbursement of Expenses. MSTI will reimburse Donna for all travel, entertainment and other out-of-pocket expenses that she reasonably and necessarily incurs in the performance of her duties. Donna will document these expenses to the extent necessary to comply with all applicable laws and internal policies.

(g) Other Benefits. Donna will be entitled to participate in all plans and benefits that are now or later made available by MSTI to its officers of equal or junior ranking generally.

(h) Vacations. Donna will receive at least 20 days of paid vacation annually, subject to MSTI's general vacation policy.

(i) Withholding. Donna acknowledges that MSTI may withhold any applicable federal, state or local withholding or other taxes from payments that become due or allowances that are provided to her.

Section 4. Termination.

(a) Termination Without Cause. Either MSTI or Donna may terminate this Agreement and Donna's employment hereunder for any reason by delivering written notice of termination to the other party no less than ninety (90) days before the effective date of termination, which date will be specified in the notice of termination. If Donna voluntarily terminates her employment under this Agreement other than pursuant to Sections 4(c) (Constructive Discharge) or 4(d) (Change of Control), then MSTI shall only be required to pay Donna such Base Salary as shall have accrued through the effective date of such termination and MSTI shall have no further obligations to Donna.

(b) Termination for Cause. MSTI may terminate this Agreement and Donna's employment hereunder for Cause by delivering written notice of termination to Donna no less than thirty (30) days before the effective date of termination. "Cause" for termination will exist if: (i) Donna engages in one or more unsafe and unsound banking practices or material violations of a law or regulation applicable to MSTI or its subsidiaries, any repeated violations of a policy of MSTI after being warned in writing by the Board and/or a senior officer not to violate such policy, any single violation of a policy of MSTI if such violation materially and adversely affects the business or affairs of MSTI, or a direction or order of the Board and/or one of Donna's senior officers; (ii) Donna engages in a breach of fiduciary duty or act of dishonesty involving the affairs of MSTI; (iii) Donna is removed or suspended from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act or any other applicable State or Federal law; (iv) Donna commits a material breach of her obligations under this Agreement; or
     (v) Donna fails to perform her duties to MSTI with the degree of skill, care or competence expected by the Board and/or Donna's senior officers. If Donna's employment is terminated pursuant to this Section 4(b), then MSTI shall only be required to pay Donna such Base Salary as shall have accrued through the effective date of such termination and MSTI shall have no further obligations to Donna.

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

(c) Constructive Discharge. If Donna is ever Constructively Discharged, she may terminate this Agreement and her employment hereunder by delivering written notice to MSTI no less than thirty (30) days before the effective date of termination. "Constructive Discharge" means the occurrence of any one or more of the following, without Donna's prior consent: (i) Donna is not reelected to or is removed as President-Wealth Management Group of MSTI (other than by promotion to a higher position); (ii) MSTI fails to vest Donna with or removes from her the duties, responsibilities, authority or resources that she reasonably needs to competently perform her duties as President-Wealth Management Group of MSTI; (iii) MSTI notifies Donna that it is terminating this Agreement pursuant to Section 4(a); (iv) MSTI changes the primary location of Donna's employment to a place that is more than fifty (50) miles from Champaign, Illinois; or (v) MSTI otherwise commits a material breach of its obligations under this Agreement and fails to cure the breach within thirty (30) days after Donna gives MSTI written notice of the breach.

(d) Termination upon Change of Control. Donna may terminate this Agreement and her employment hereunder for any reason within one (1) year after a Change of Control occurs by delivering written notice of termination to MSTI or its successor no less than thirty (30) days before the effective date of termination. After one year following the Change of Control, Donna may terminate this Agreement and her employment hereunder only in accordance with Section 4(a) or (c).

     (i) A "Change of Control" will be deemed to have occurred if: (A) any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of MSTI; or (B) the individuals who were members of the Board of Directors of MSTI on the Effective Date (the "Current Board Members") cease for any reason (other than the reasons specified in Subsection 4(d)(ii) below) to constitute a majority of the Board of MSTI or its successor; however, if the election or the nomination for election of any new director of MSTI or its successor is approved by a vote of a majority of the individuals who are Current Board Members, such new director shall, for the purposes of this
            Section 4(d)(i), be considered a Current Board Member; or (C) the consummation of (1) a merger or consolidation of MSTI and the stockholders of MSTI immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the outstanding securities of MSTI immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of MSTI.

     (ii) Notwithstanding and in lieu of Section 4(d)(i), a Change of Control will not be deemed to have occurred: (A) solely because more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of MSTI are acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of MSTI or its subsidiaries, or (2) any person pursuant to the will or trust of any existing stockholder of MSTI, or who is a member of the immediate family of such stockholder, or (3) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition; or (B) if Donna agrees in writing that the transaction or event in question does not constitute a Change of Control for the purposes of this Agreement.

(e) Termination upon Disability. MSTI will not terminate this Agreement and Donna's employment hereunder if Donna becomes disabled within the meaning of MSTI's then current employee disability program or, at MSTI's election, as determined by a physician selected by MSTI, unless as a result of such disability, Donna is unable to perform her duties with the requisite level of skill and competence for a period of six (6) consecutive months. Thereafter, MSTI may terminate this Agreement for Cause in accordance with Subsection 4(b)(v).

(f) Termination upon Death. This Agreement will terminate if Donna dies during the term of this Agreement, effective on the date of her death. Any payments that are owing to Donna under this Agreement or otherwise at the time of her death will be made to whomever Donna may designate in writing as her beneficiary, or absent such a designation, to the executor or administrator of her estate.

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

(g)  Severance Benefits. MSTI will pay severance benefits to Donna as follows:

     (i) If this Agreement and Donna's employment hereunder are terminated by MSTI without Cause pursuant to Section 4(a), or by reason of Donna's Constructive Discharge pursuant to Section 4(c), MSTI will pay Donna an amount equal to the sum of (A) her then applicable annual Base Salary, plus (B) the amount of the most recent performance bonus that MSTI awarded to Donna pursuant to Section 3(b) (collectively, the "Severance Payment"). If the effective date of termination occurs before the last day of the then current term, the Severance Payment will also include the value of the contributions that would have been made to Donna or for her benefit under all applicable retirement and other employee benefit plans had she remained in MSTI's employ through the last day of the then current term. MSTI will also continue to provide Donna and her dependents, at the expense of MSTI, with continuing coverage under all existing health and disability programs for a period of one (1) year following the effective date of termination, provided that, to the extent Donna paid a portion of the premium for such benefit while employed she shall continue to pay such portion during the period of continuation hereunder and provided further, that if such benefit is subject to the health care continuation rules of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") then any period of continuation hereunder shall be credited against the continuation rights under COBRA and Donna will be required to complete all COBRA election and other forms.

     (ii) Notwithstanding Section 4(g)(i) and in lieu of any payments provided for thereunder, MSTI or its successor will pay Donna an amount equal to two (2) times the Severance Payment if this Agreement and Donna's employment are terminated by Donna pursuant to Section 4(d) within one year after the occurrence of a Change of Control or by MSTI or its successor pursuant to Section 4(a) at any time after a Change of Control occurs. In this event, MSTI or its successor will also continue to provide Donna and her dependents, at the expense of MSTI or its successor, with continuing coverage under all existing health and disability programs for a period of two (2) years following the effective date of termination, provided that, to the extent Donna paid a portion of the premium for such benefit while employed she shall continue to pay such portion during the period of continuation hereunder. If permitted by MSTI's then-existing group medical insurance policy or program, MSTI shall continue such coverage for six (6) months and the remaining eighteen (18) months shall be provided pursuant to and credited against the health care continuation rights under COBRA and Donna will be required to complete all COBRA election and other forms. If MSTI is not permitted by MSTI's then-existing group medical insurance policy or program to continue such coverage after Donna's termination of employment, then the first eighteen (18) months of continued coverage shall be pursuant to and credited against the health care continuation rights under COBRA and MSTI shall pay Donna six (6) times the monthly amount of MSTI's share of the premium.

     (iii) All payments that become due to Donna under this Section 4(g) will be made in twenty-four (24) equal monthly installments commencing on the first day of the month immediately succeeding Donna's termination of employment, unless MSTI elects to make those payments in one (1) lump sum. MSTI will be obligated to make all payments that become due to Donna under this Section 4(g) whether or not she obtains other employment following termination or takes steps to mitigate any damages that she claims to have sustained as a result of termination. The payments and other benefits provided for in this
            Section 4(g) are intended to supplement any compensation or other benefits that have accrued or vested with respect to Donna or for her account as of the effective date of termination.

     (iv) MSTI and Donna intend that no portion of any payment under this Agreement, or payments to or for the benefit of Donna under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. It is agreed that the present value of any payments to or for the benefit of Donna in the nature of compensation, as determined by the legal counsel or certified public accountants for MSTI in accordance with Section 280G(d)(4) of the Code, receipt of which is contingent on the Change of Control of MSTI, and to which Section 280G of the Code applies (in the aggregate "Total Payments"), shall not exceed an amount equal to one dollar ($1.00) less than the maximum amount which MSTI may pay without loss of deduction under Section 280G(a) of the Code.

     (v) MSTI may elect to defer any payments that may become due to Donna under this Section 4(g) if, at the time the payments become due, MSTI is not in compliance with any regulatory-mandated minimum capital requirements or if making the payments would cause MSTI's capital to fall below such minimum capital requirements. In this event, MSTI will resume making the payments as soon as it can do so without violating such minimum capital requirements.

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

(h) Payment Equalization. If MSTI is paying, or in the case of a lump sum, has paid, Donna a Severance Benefit under Section 4(g), then Donna agrees to not seek or apply for unemployment compensation under the Illinois Unemployment Act 820 ILCS 405/100 et seq. or any other state or federal unemployment compensation law at any time prior to a date following the final payment made hereunder or with respect to the period during which such payments were or were to be made until the final payment is made.

(i) Release. As a condition to MSTI's obligation to pay any Severance Benefit under Section 4(g), Donna agrees that she will execute a general release of MSTI and its affiliates, substantially in the form attached hereto as Exhibit A.

Section 5. Confidentiality. Donna acknowledges that the nature of her employment will require that she produce and have access to records, data, trade secrets and information that are not available to the public regarding MSTI and its subsidiaries and affiliates ("Confidential Information"). Donna will hold in confidence and not directly or indirectly disclose any Confidential Information to third parties unless disclosure becomes reasonably necessary in connection with Donna's performance of her duties hereunder, or the Confidential Information lawfully becomes available to the public from other sources, or she is authorized in writing by MSTI to disclose it, or she is required to make disclosure by a law or pursuant to the authority of any administrative agency or judicial body. All Confidential Information and all other records, files, documents and other materials or copies thereof relating to the business of MSTI or any of its subsidiaries or affiliates that Donna prepares or uses will always be the sole property of MSTI. Donna will promptly return all originals and copies of such Confidential Information and other records, files, documents and other materials to MSTI if her employment with MSTI is terminated for any reason.

Section 6. Non-Competition Covenant.

(a) Restrictive Covenant. MSTI and Donna have jointly reviewed the customer lists and operations of MSTI and agree that MSTI's primary service area for its lending, deposit and wealth management activities encompasses the fifty
     (50) mile radii from each of MSTI's main office in Champaign, Illinois and of its subsidiary banks. Donna agrees that, for a period of one (1) year after the termination of this Agreement, she will not, without MSTI's prior written consent, directly or indirectly Compete with MSTI. For the purposes of Section 6(a):

     (i) "Compete" means directly or indirectly owning, managing, operating or controlling a Competitor, or directly or indirectly serving as an employee, officer or director of or a consultant to a Competitor, or soliciting or inducing any employee or agent of MSTI to terminate employment with MSTI or any of its subsidiaries and become employed by a Competitor, or by soliciting or inducing any customer, wherever located, of MSTI or its subsidiary banks with whom Donna had contact during her employment to modify or terminate its relationship with the Company or its subsidiary banks.

     (ii) "Competitor" means any person, firm, partnership, corporation, trust or other entity that owns, controls or is a bank, savings and loan association, credit union or similar financial institution or financial planning, brokerage or investment firm (collectively, a "Financial Institution") that is physically located and conducts lending, deposit and wealth management activities within the fifty
            (50) mile radii from each of MSTI's main office in Champaign, Illinois and of its subsidiary banks.

(b) Successors. In the event that a successor to MSTI succeeds to or assumes MSTI's rights and obligations under this Agreement, Section 6(a) will apply only to the primary service areas of MSTI as they existed immediately before the succession or assumption occurred and will not apply to any of the successor's other offices.

(c) Investment Exception. Section 6(a) will not prohibit Donna from directly or indirectly owning or acquiring any capital stock or similar securities that are listed on a securities exchange or quoted on the NASDAQ and do not represent more than five percent (5%) of the outstanding capital stock of any Financial Institution.

(d) Injunctive Relief. Donna agrees that a violation of this Section 6 would result in direct, immediate and irreparable harm to MSTI, and in such event, agrees that MSTI, in addition to its other right and remedies, would be entitled to injunctive relief enforcing the terms and provisions of this
     Section 6.

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Section 7. Indemnity; Other Protections.

(a) Indemnification. MSTI will indemnify Donna (and, upon her death, her heirs, executors and administrators) to the fullest extent permitted by law against all expenses, including reasonable attorneys' fees, court and investigative costs, judgments, fines and amounts paid in settlement (collectively, "Expenses") reasonably incurred by her in connection with or arising out of any pending, threatened or completed action, suit or proceeding in which she may become involved by reason of her having been an officer or director of MSTI. The indemnification rights provided for herein are not exclusive and will supplement any rights to indemnification that Donna may have under any applicable bylaw or charter provision of MSTI, or any resolution of MSTI, or any applicable statute.

(b) Advancement of Expenses. In the event that Donna becomes a party, or is threatened to be made a party, to any pending, threatened or completed action, suit or proceeding for which MSTI is permitted or required to indemnify her under this Agreement, any applicable bylaw or charter provision of MSTI, any resolution of MSTI, or any applicable statute, MSTI will, to the fullest extent permitted by law, advance all Expenses incurred by Donna in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by MSTI of a written undertaking from Donna to reimburse MSTI for all Expenses actually paid by MSTI to or on behalf of Donna in the event it shall be ultimately determined that MSTI cannot lawfully indemnify Donna for such Expenses, and to assign to MSTI all rights of Donna to indemnification under any policy of directors' and officers' liability insurance to the extent of the amount of Expenses actually paid by MSTI to or on behalf of Donna.

(c) Litigation. Unless precluded by an actual or potential conflict of interest, MSTI will have the right to recommend counsel to Donna to represent her in connection with any claim covered by this Section 7. Further, Donna's choice of counsel, her decision to contest or settle any such claim, and the terms and amount of the settlement of any such claim will be subject to MSTI's prior written approval, which approval shall not be unreasonably withheld by MSTI.

Section 8. General Provisions.

(a) Successors; Assignment. This Agreement will be binding upon and inure to the benefit of Donna, MSTI and their respective personal representatives, successors and assigns. For the purposes of this Agreement, any successor or assign of MSTI shall be deemed to be "MSTI". MSTI will require any successor or assign of MSTI or any direct or indirect purchaser or acquiror of all or substantially all of the business, assets or liabilities of MSTI, whether by transfer, purchase, merger, consolidation, stock acquisition or otherwise, to assume and agree in writing to perform this Agreement and MSTI's obligations hereunder in the same manner and to the same extent as MSTI would have been required to perform them if no such transaction had occurred.

(b) Entire Agreement; Survival. This Agreement constitutes the entire agreement between Donna and MSTI concerning the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. The provisions of this Agreement will be regarded as divisible and separate; if any provision is ever declared invalid or unenforceable, the validity and enforceability of the remaining provisions will not be affected. In the event any provision of this Agreement (including, but not limited to, any provision of the covenant not to compete set forth in Section 6) is held to be overbroad as written, such provision shall be deemed to be amended to narrow the application of such provision to the extent necessary to make such provision enforceable according to applicable law. This Agreement may not be amended or modified except by a writing signed by Donna and MSTI. The parties acknowledge and agree that the obligations under Section 5 (Confidentiality), Section 6 (Non-Competition Covenant) and Section 7
     (Indemnity; Other Protections) shall survive the termination of this Agreement.

(c) Governing Law and Enforcement. This Agreement will be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law.

(d) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted at a location selected by MSTI within fifty (50) miles from Champaign, Illinois, in accordance with the rules of the American Arbitration Association.

(e) Legal Fees. All reasonable legal fees paid or incurred in connection with any dispute or question of interpretation relating to this Agreement shall be paid to the party who is successful on the merits by the other party.

(f) Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

(g) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to MSTI, addressed to the principal headquarters of MSTI, attention: President and Chief Executive Officer; or, if to Donna, to the address set forth below Donna's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Main Street Trust, Inc.


By:
      -----------------------------------------------
      Donna R. Greene
      Chairman


      -----------------------------------------------


      -----------------------------------------------
      Address

                                                                       EXHIBIT A



                              AGREEMENT AND RELEASE

This Agreement and Release (this "Agreement") is made and entered into as of this _______ day of ___________, ______, by and between _______________________
(hereinafter referred to as "_____") and Main Street Trust, Inc., (hereinafter referred to as the "Employer"). In consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

Section 1. Separation. The parties agree that ______'s employment with the Employer shall end ---------- effective _________________________.

Section 2. Payment and Benefits. In consideration of the promises made in this Agreement, the Employer has agreed to pay ______ the compensation and benefits as provided in the Employment Agreement entered into between _______ and the Employer on ______________________. ______ expressly agrees, understands and acknowledges that the pay provided her under this Section 2 constitutes an amount in excess of that which a separated employee of the Employer would be entitled without entering into this Agreement. ______ acknowledges that the above pay is being provided by the Employer as consideration for ______ entering into this Agreement, including the release of claims and waiver of rights provided in Section 3.

Section 3. Release of Claims and Waiver of Rights. ______, on her own behalf and that of her heirs, executors, attorneys, administrators, successors and assigns, fully releases and discharges the Employer, its predecessors, successors, subsidiaries, affiliates and assigns, and its and their directors, officers, trustees, employees, and agents whether in their individual or official capacities and the current and former trustees or administrators of any retirement or other benefit plan applicable to the employees or former employees of the Employer, in their official and individual capacities from any and all liability, claims and demands, including but not limited to, claims, demands or actions arising under the Employer's policies and procedures, whether formal or informal, United States or State of Illinois Constitutions; the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Illinois Human Rights Act; the Employee Retirement Income Security Act of 1974, as amended; the Age Discrimination in Employment Act; Executive Order 11246; and any other federal, state or local statute, ordinance or regulation with respect to employment, and in addition thereto, from any other claims, demands or actions with respect to ______'s employment with the Employer or other association with the Employer through the date of this Agreement, including, but not limited to, the termination of ______'s employment with the Employer, any right of payment for disability or any other statutory or contractual right of payment or any claim for relief on the basis of any alleged tort or breach of contract under the common law of the State of Illinois or any other state, including, but not limited to, defamation, intentional or negligent infliction of emotional distress, breach of the covenant of good faith and fair dealing, promissory estoppel, and negligence. ______ represents that she has not assigned or filed any claim, demand, action or charge against the Employer.

Section 4. Mutual Non-Disparagement. The Employer and ______ agree that, at all times following the signing of this Agreement, they shall not engage in any vilification of the other, and shall refrain from making any false, negative, critical or disparaging statements, implied or expressed, concerning the other, including, but not limited to, management style, methods of doing business, the quality of products and services, role in the community, or treatment of employees. ______ acknowledges that the only persons whose statements may be attributed to the Employer for purposes of this Agreement not to make disparaging statements shall be each member of the Board of Directors of the Employer and each of ______'s senior officers. The parties further agree to do nothing that would damage the other's business reputation or good will.

Section 5. Representations by ______. ______ warrants that she is legally competent to execute this Agreement and that she has not relied on any statements or explanations made by the Employer or its attorney. Moreover,
______ hereby acknowledges that she has been afforded the opportunity to be advised by legal counsel regarding the terms of this Agreement, including the release of all claims and waiver of rights set forth in Section 3. ______ acknowledges that she has been offered at least [twenty-one (21)] days to consider this Agreement. After being so advised, and without coercion of any kind, ______ freely, knowingly, and voluntarily enters into this Agreement. [______ further acknowledges that she may revoke this Agreement within seven (7) days after she has signed this Agreement and further understands that this Agreement shall not become effective or enforceable until seven (7) days after she has signed this Agreement as evidenced by the date set forth below her signature (the "Effective Date"). Any revocation must be in writing and directed to the Employer, _____________________________, __________, Illinois
___________, Attention: ___________________. If sent by mail, any revocation must be postmarked within the seven (7)-day period and sent by certified mail, return receipt requested.] In addition, ______ represents that she has returned all property of the Employer that is in her possession, custody or control, including all documents, records and tangible property that are not publicly available and reflect, refer or relate to the Employer or the Employer's business affairs, operations or customers, and all copies of the foregoing.

Section 6. No Admissions. The Employer denies that it or any of its employees or agents have taken any improper action against ______, and ______ agrees that this Agreement shall not be admissible in any proceeding as evidence of improper action by the Employer or any of their employees or agents.

Section 7. Confidentiality. ______ and the Employer agree to keep the existence and the terms of this Agreement confidential, except for her immediate family members or their legal or tax advisors in connection with services related hereto and except as may be required by law or in connection with the preparation of tax returns.

Section 8. Non-Waiver. The Employer's waiver of a breach of this Agreement by ______ shall not be construed or operate as a waiver of any subsequent breach by
______ of the same or of any other provision of this Agreement.

IN WITNESS WHEREOF, the undersigned have set their hands the day and year set forth below their respective signatures.



Main Street Trust, Inc.


By:
     ---------------------------------         ---------------------------------
Title:  President                                         [Employee Name]


Date:                                    Date:
       -------------------------------          --------------------------------